UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 23, 2006
(Date of report; date of
earliest event reported)
Commission file number: 1-3754
GENERAL MOTORS ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-0572512 (I.R.S. Employer Identification No.)
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
General Motors Acceptance Corporation (GMAC) announced on March 23, 2006 that an investor group led by affiliates of Kohlberg Kravis Roberts & Co., Five Mile Capital Partners, LLC, and Goldman Sachs Capital Partners has completed the acquisition of a majority interest in GMAC Commercial Holding Corp. from GMAC. The press release follows.
Investor Group Completes Acquisition of Majority Stake in GMAC Commercial Holding Corp.
GMACCH changes its name to Capmark Financial Group Inc.
GMAC cash proceeds to total almost $9 billion after debt repayment
DETROIT — An investor group led by affiliates of Kohlberg Kravis Roberts & Co. (KKR), Five Mile Capital Partners, LLC, and Goldman Sachs Capital Partners has completed the acquisition of a majority interest in GMAC Commercial Holding Corp. (GMACCH) from General Motors Acceptance Corporation (GMAC).
GMAC, the wholly-owned financial services subsidiary of General Motors Corporation (GM: NYSE), sold 78 percent of its equity in GMACCH, up from the previously announced 60 percent target, in exchange for more than $1.5 billion in cash. At the closing, GMACCH also repaid to GMAC approximately $7.3 billion of inter-company loans, bringing GMAC’s total cash proceeds from the transaction to almost $9 billion.
GMACCH, a leader in real estate finance, investments and services announced that it has changed its name to Capmark Financial Group Inc. (Capmark). The name change will be fully implemented in the second quarter of this year.
Simultaneous with the equity interest sale, Capmark closed with a syndicate of banks on a $10.75 billion loan facility that will provide the company with a solid intermediate and long-term debt funding base.
“This is an exciting time for our company, and we have a great deal to celebrate,” said Capmark Chief Executive Officer Robert D. Feller. “With investment-grade ratings from the three primary rating agencies and enhanced access to the capital markets, Capmark is poised to fully realize the opportunities that exist for each of its businesses.”
GMAC Chairman Eric A. Feldstein said, “GMAC is optimistic about the growth prospects for Capmark. With improved access to cost-efficient funding, this commercial mortgage business should continue to thrive. We are expecting strong returns on the significant investment that GMAC will retain in this business. At the same time, this transaction will enable GMAC to redeploy a significant amount of capital — almost $9 billion — to other critical areas of our business.”
Concurrent with the closing of the sale, the percentage of ownership interest of both the investor group and GMAC has been reduced proportionately by the sale of shares to members of Capmark’s management team, who have acquired an equity stake of approximately four percent. With the management team’s investment, the investor group holds a majority interest of approximately 75 percent, while GMAC retains a common equity stake of approximately 21 percent. GMAC also will invest an additional $250 million in Capmark trust preferred stock.
Capmark’s board of directors will be led by newly appointed independent Chairman Dennis Dammerman, a former vice chairman of General Electric and chairman and chief executive officer of GE Capital Corp. GMAC will hold two seats on Capmark’s 15-member board, which includes three independent directors.
“I am very pleased to serve as chairman of the board of directors of Capmark,” said Dammerman. “With increased access to capital, a new name and investment-grade ratings, the company can build on its many strengths, drive profitability and enhance the value of the enterprise.”

KKR, Five Mile Capital Partners and Goldman Sachs Capital Partners said in a joint statement, “As a global leader in each of its businesses, Capmark is very well positioned to begin its next chapter as a standalone company. We look forward to working with the management team to realize the company’s full potential by making use of the wide range of funding options now available to Capmark.”
About Capmark:
Capmark Financial Group Inc. (Capmark) is an industry leader in real estate finance, investments and services. Capmark’s real estate lending and origination platform has access to multiple capital sources. The company is a direct lender, a correspondent for life insurance companies and pension funds and one of the leading approved lenders for FHA, Fannie Mae and Freddie Mac. In 2005, Capmark’s originations were $29.9 billion.
Capmark’s funds and investment management platform is a highly respected manager of equity real estate and mortgage-related investments in the public and private markets with $10.8 billion in investments under management and supervision.
With a portfolio of approximately $276 billion, Capmark is one of the industry’s leading loan servicers.
The diverse real estate finance, investments and services company has more than 100 offices and operations in North American, Asia and Europe. For more information, visit www.gmaccm.com.
About KKR:
KKR is one of the world’s oldest and most experienced private equity firms specializing in management buyouts. Founded in 1976, it has offices in New York, Menlo Park, Calif., London, Paris, Hong Kong and Tokyo. Over the past 30 years, KKR has invested in more than 140 transactions with a total value of US$185 billion. For more information, please visit www.kkr.com.
About Five Mile Capital Partners:
Five Mile Capital Partners (“FMCP”) is an alternative investment management firm established in 2003 with equity capital under management of $800 million. The firm was founded by five professionals, each with over 25 years of experience in all aspects of mortgage, real estate and asset-backed finance. The partners both collectively and individually have built a number of leading financial franchises and participated in creating some of the key innovations in mortgage and real estate capital markets. For more information, visit www.fivemilecapital.com.
About Goldman Sachs:
Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1991, the GS Capital Partners Funds are part of the firm’s Principal Investment Area in the Merchant Banking Division. Goldman Sachs’ Principal Investment Area has formed 11 investment vehicles aggregating $26 billion of capital to date. With $8.5 billion in committed capital, GS Capital Partners V is the current primary investment vehicle for Goldman Sachs to make privately negotiated equity investments.
About GMAC:
General Motors Acceptance Corporation and its subsidiaries, operating under the umbrella GMAC Financial Services, provide automotive financing, commercial finance, insurance and mortgage products, and real estate services, and have a presence in more than 40 nations. A wholly owned subsidiary of General Motors since 1919, GMAC has extended more than $1.4 trillion in credit to finance more than 162 million vehicles.
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Contacts:
Joyce Patterson
for Capmark
215-328-3842
joyce_patterson@gmaccm.com

Joanne Krell
for GMAC
313-665-2443
joanne.k.krell@gm.com
Molly Morse at Kekst and Company
for KKR
212-521-4800
molly-morse@kekst.com
Andrea Raphael
for GS Capital Partners
212-357-0025
andrea.raphael@gs.com
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS ACCEPTANCE CORPORATION
(Registrant)

Dated: March 23, 2006	/s/ Sanjiv Khattri
Sanjiv Khattri
Executive Vice President,
Chief Financial Officer and Director

Dated: March 23, 2006	/s/ Linda K. Zukauckas
Linda K. Zukauckas
Vice President and Corporate Controller